EXHIBIT 23.3

CONSENT OF LEHMAN BROTHERS

We hereby consent to the use of our opinion letter dated December 13, 2002 to the Board of Directors of US Search.com Inc. (“US SEARCH”) attached as Annex B to the Registration Statement on Form S-4 (“The Registration Statement”) of First Advantage Corporation and US SEARCH’s Proxy Statement/Prospectus on Form 14A (the “Proxy Statement”) and to the references to our firm in the Registration Statement and the Proxy Statement under the following headings and sub-headings:

SUMMARY

Fairness Opinion of Financial Advisor to US SEARCH’s Board of Directors

RISK FACTORS

Risks Relating to the Mergers

THE MERGERS

Background of the Mergers

US SEARCH Reasons for the Mergers

Fairness Opinion of Financial Advisor to US SEARCH’s Board of Directors

THE MERGER AGREEMENT

Representations and Warranties

Termination

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement and the Proxy Statement under the meaning of the term “expert” as used in the Securities Act.

/s/     LEHMAN BROTHERS

New York, New York

May 12, 2003